NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   February 3, 2011

CONMED Corporation Announces Fourth Quarter and Full Year 2010 Financial Results
  - Company Completes Strong Year in Profitability
  - Achieves Full-Year Earnings Growth of :
150% GAAP EPS
30% non-GAAP EPS
- Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, February 3, 2011 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and year ended December 31, 2010.

GAAP diluted earnings per share for the fourth quarter ended December 31, 2010 were $0.24 on sales of $184.1 million compared to $0.17 in the fourth quarter of 2009 on sales of $190.6 million.  Non-GAAP diluted earnings per share were $0.36 compared to non-GAAP diluted earnings per share of $0.37 in the 2009 fourth quarter.  As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

For the year ended December 31, 2010, sales were $713.7 million compared to $694.7 million in 2009.  GAAP diluted earnings per share grew to $1.05 in 2010 compared to $0.42 in 2009.  Non-GAAP diluted earnings per share increased 30.0% to $1.30 in 2010 compared to $1.00 in 2009.

“We closed out 2010 achieving our expectations for profitability in the fourth quarter and for the year.  Throughout 2010, the Company’s operating margin has improved, cash flow has been strong and significant new product launches bode well for the future,” commented Mr. Joseph J. Corasanti, CONMED’s President and Chief Executive Officer.  “As we anticipated, and previously communicated would be the case, revenues in the fourth quarter of 2010 were less than those of the fourth quarter of 2009 due to the uncharacteristic progression of sales in 2009 because of the abnormal shift in hospital purchasing patterns caused by the global economic crisis.”

International sales in the fourth quarter of 2010 were $89.1 million, representing 48.4% of total sales, and $341.8 million for the 2010 year (47.9% of sales).  The impact of foreign currency exchange rates in the fourth quarter of 2010 caused sales to be $1.1 million less than sales in the fourth quarter 2009.  However, favorable currency exchange rates for all of 2010 led to an increase in sales of $9.6 million for the year.

Cash provided from operating activities was three times greater than net income in the fourth quarter of 2010 and amounted to $23.0 million.  For the year ended December 31, 2010, cash provided by operating activities totaled $38.2 million on a GAAP basis.  Adjusted for the termination of the receivable financing facility, non-GAAP cash flow from operations was $67.2 million (see attached reconciliation).  The Company used this cash to repurchase $23.0 million of its common stock, to reduce its debt and usage of the receivable facility by $22.2 million and to fund capital additions of $14.7 million, among other items.

CONMED News Release Continued Page 2 of 11               February 3, 2011

Outlook

Mr. Corasanti added, “We are pleased with the profitability and strong cash flow generated by our business in 2010, and are excited by the long-term potential impact to our top-line we expect from a number of our recently launched products, including our tissue sealing device.    Moreover, we believe that there will be continued measured improvement in the overall economy in 2011 and base our outlook on this premise.  Consistent with our previous forecast for this year, we anticipate that sales in 2011 will approximate $745 - $755 million, with non-GAAP diluted earnings per share of $1.40 - $1.50.  For the first quarter of 2011, sales should approximate $180 - $185 million, with non-GAAP diluted earnings per share of $0.29 - $0.34.”

The non-GAAP estimates for the first quarter and full-year 2011 exclude the additional non-cash interest expense required by recently issued Financial Accounting Standards Board (“FASB”) guidance, and manufacturing and administrative restructuring costs expected to be incurred in 2011.

The sales and earnings expectations for 2011 are based on the January 2011 currency exchange rates and take into account the currency hedges entered into by the Company.  CONMED estimates that 70% of its currency exposure is hedged for 2011.

Restructuring costs

During the fourth quarter of 2010, the Company continued the consolidation of various administrative functions in its CONMED Linvatec division and continued the transfer of additional product lines to its Mexican manufacturing facility.  Expenses associated with these activities, including severance and relocation costs, amounted to $0.8 million in the fourth quarter of 2010 and $3.9 million for the year ended December 31, 2010.  In addition, during the fourth quarter of 2010, the Company terminated a product offering in its CONMED Linvatec division with associated costs of $2.5 million.  These charges are included in the GAAP earnings per share set forth above and are excluded from the non-GAAP results.  CONMED expects restructuring charges in 2011 to approximate $2.0 - $3.0 million; these costs are excluded from non-GAAP earnings estimates.

Stock and bond repurchase

As previously disclosed during the second and third quarters of 2010, 1,164,000 shares of CONMED common stock were repurchased for an aggregate cost of $23.0 million.  The remaining availability under the Board of Directors’ authorization for stock repurchases currently amounts to $23.8 million, and additional shares under this authority may be repurchased using the Company’s cash flow.  In the second quarter of 2010, the Company also repurchased and retired $3.0 million face value of its 2.5 percent Convertible Notes at a discount of approximately 3 percent.

Convertible note interest expense

As previously disclosed, and in accordance with guidance recently issued by the FASB, the Company is now required to record non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  In the fourth quarters of 2010 and 2009, CONMED recorded additional non-cash pre-tax interest charges of $1.1 million and $1.0 million, respectively.  For the years of 2010 and 2009, such charges amounted to $4.2 million and $4.1 million, respectively.   These charges are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Accounts receivable financing termination

Coincident with the refinancing of the Company’s senior secured credit facility in November 2010, the Company terminated its accounts receivable financing facility.  Previously, the sale of accounts receivable to a bank removed the sold receivables from the Company’s balance sheet.    Usage of the facility amounted to $29.0 million at December 31, 2009.  Accordingly, as of December 31, 2010, accounts receivable is $29.0 million greater because the full amount of receivables remains on the balance sheet, compared to the off-balance sheet accounting in 2009, and long-term debt includes the former usage of the receivable facility.  Further, cash provided by operating activities on the December 31, 2010 statement of cash flows is reduced by $29.0 million as a result of this change.  See the attached reconciliation of cash flows provided by operating activities.  This facility termination had no effect on the consolidated statements of income.

CONMED News Release Continued Page 3 of 11               February 3, 2011

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial prospects, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its fourth quarter 2010 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, February 3, 2011.  This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through February 11, 2011.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,300 employees distribute its products worldwide from several manufacturing locations.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued Page 4 of 11                February 3, 2011

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (in thousands except per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2010	2009	2010

Net sales	$190,633	$184,077	$694,739	$713,723

Cost of sales	90,686	90,086	344,703	343,453
Cost of sales, other - Note A	3,915	3,068	12,704	4,886

Gross profit	96,032	90,923	337,332	365,384

Selling and administrative	72,830	68,326	266,310	276,463
Research and development	8,247	8,130	31,837	29,652
Other expense – Note B	4,069	915	10,916	2,176

	85,146	77,371	309,063	308,291

Income from operations	10,886	13,552	28,269	57,093

Gain (loss) on early extinguishment
of debt	-	-	1,083	(79)

Amortization of debt discount	1,035	1,077	4,111	4,244

Interest expense	1,789	1,844	7,086	7,113

Income before income taxes	8,062	10,631	18,155	45,657

Provision for income taxes	3,107	3,668	6,018	15,311

Net income	$4,955	$6,963	$12,137	$30,346

Per share data:

Net Income
Basic	$0.17	$0.25	$0.42	$1.06
Diluted	0.17	0.24	0.42	1.05

Weighted average common shares
Basic	29,115	28,176	29,074	28,715
Diluted	29,309	28,423	29,142	28,911

Note A –Included in cost of sales, other, in the three and twelve months ended December 31, 2009, is $3.1 million and $11.9 million, respectively, in costs related to the startup of a new manufacturing facility in Chihuahua, Mexico and the consolidation of the Company’s three Utica, New York area manufacturing sites into a single facility. Also included in cost of sales, other in the three and twelve months ended December 31, 2009, is $0.8 million related to the consolidation of our Endoscopic Technologies division.  Included in cost of sales, other in the three and twelve months ended December 31, 2010 is $0.6 million and $2.4 million, respectively, primarily related to the moving of additional product lines to the manufacturing facility in Chihuahua, Mexico. Finally, included in cost of sales, other in the three and twelve months ended December 31, 2010 is $2.5 million related to the termination of a product offering related to our CONMED Linvatec division.

Note B – Included in other expense in the three months ended December 31, 2009 is $3.7 million in costs related to the consolidation of the administrative functions of our Endoscopic Technologies division and a $0.3 million in costs related to the consolidation of the Company’s distribution activities.  Included in other expense in the twelve months ended December 31, 2009 is a non-cash net pre-tax pension gain of $1.9 million, $6.0 million in costs related to a voluntary product recall, $2.7 million in costs related to the consolidation of the Company’s distribution activities, and $4.1 million in costs related to the consolidation of the administrative functions of our Endoscopic Technologies division. Included in other expense in the three and twelve months ended December 31, 2010, is $0.2 million and $1.5 million, respectively, related to the consolidation of various administrative functions in our CONMED Linvatec division. Also included in other expense in the three and twelve months ended December 31, 2010 is $0.7 million related to a lease impairment due to the consolidation of the administrative functions of our Endoscopic Technologies division.

CONMED News Release Continued Page 5 of 11               February 3, 2011

CONMED CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

ASSETS

	December 31,
	2009	2010
Current assets:
Cash and cash equivalents	$10,098	$12,417
Accounts receivable, net	126,162	145,350
Inventories	164,275	172,796
Deferred income taxes	14,782	8,476
Other current assets	10,293	11,153
Total current assets	325,610	350,192

Property, plant and equipment, net	143,502	140,895
Deferred income taxes	1,953	2,009
Goodwill, net	290,505	295,068
Other intangible assets, net	190,849	190,091
Other assets	5,994	7,518
Total assets	$958,413	$985,773

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$2,174	$110,433
Other current liabilities	76,933	69,433
Total current liabilities	79,107	179,866

Long-term debt	182,195	85,182
Deferred income taxes	97,916	106,046
Other long-term liabilities	22,680	28,116
Total liabilities	381,898	399,210

Shareholders' equity:
Capital accounts	263,550	248,404
Retained earnings	325,370	354,020
Accumulated other comprehensive loss	(12,405)	(15,861)
Total equity	576,515	586,563

Total liabilities and shareholders' equity	$958,413	$985,773

CONMED News Release Continued Page 6 of 11             February 3, 2011

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve months ended
	December 31,
	2009	2010
Cash flows from operating activities:
Net income	$12,137	$30,346
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	41,283	41,807
Stock-based payment expense	4,308	4,223
Deferred income taxes	4,241	13,158
(Gain) loss on early extinguishment of debt	(1,083)	79
Sale of accounts receivable to (collections for) purchaser (accounting change in 2010)	(13,000)	(29,000)
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	(12,879)	9,342
Inventories	(9,454)	(20,317)
Accounts payable	(7,400)	(4,645)
Income taxes	(2,612)	(950)
Accrued compensation and benefits	5,630	2,516
Other assets	(197)	332
Other liabilities	4,054	(8,648)
Net cash provided by operating activities	25,028	38,243

Cash flows from investing activities:
Purchases of property, plant, and equipment, net	(21,444)	(14,732)
Payments related to business acquisitions	(330)	(5,289)

Net cash used in investing activities	(21,774)	(20,021)

Cash flows from financing activities:
Payments on debt	(10,583)	(5,107)
Proceeds of debt	6,000	12,000
Net proceeds from common stock issued under employee plans	1,198	2,452
Payments related to issuance of debt	-	(2,525)
Repurchase of treasury stock	-	(22,977)
Other, net	(302)	551
Net cash used in financing activities	(3,687)	(15,606)

Effect of exchange rate change
on cash and cash equivalents	(1,280)	(297)

Net increase in cash and cash equivalents	(1,713)	2,319

Cash and cash equivalents at beginning of period	11,811	10,098

Cash and cash equivalents at end of period	$10,098	$12,417

CONMED News Release Continued Page 7 of 11               February 3, 2011

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
 (In thousands except per share amounts)
(unaudited)

	Three months ended
	December 31,
	2009	2010

Reported net income	$4,955	$6,963

New plant / facility consolidation costs included in cost of sales	3,070	579

Termination of a product offering	-	2,489

Endoscopic Technologies division consolidation	845	-

Total cost of sales, other	3,915	3,068

CONMED Linvatec division administrative consolidation	-	236

Endoscopic Technologies division consolidation	3,741	679

Facility consolidation costs included in other expense	328	-

Total other expense	4,069	915

Amortization of debt discount	1,035	1,077

Total unusual expense before income taxes	9,019	5,060

Provision (benefit) for income taxes on unusual expense	(3,257)	(1,832)

Net income before unusual items and amortization of debt discount	$10,717	$10,191

Per share data:

Reported net income
Basic	$.17	$.25
Diluted	.17	.24

Net income before unusual items and amortization of debt discount
Basic	$.37	$.36
Diluted	.37	.36

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued Page 8 of 11                February 3, 2011

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
 (In thousands except per share amounts)
(unaudited)

	Twelve months ended
	December, 31,
	2009	2010

Reported net income	$12,137	$30,346

New plant / facility consolidation costs included in cost of sales	11,859	2,397

Termination of a product offering	-	2,489

Endoscopic Technologies division consolidation	845	-

Total cost of sales, other	12,704	4,886

CONMED Linvatec division administration consolidation	-	1,497

Endoscopic Technologies division consolidation	4,080	679

Facility consolidation costs included in other expense	2,726	-

Product recall	5,992	-

Pension gain, net	(1,882)	-

Total other expense	10,916	2,176

Gain (loss) on early extinguishment of debt	(1,083)	79

Amortization of debt discount	4,111	4,244

Total unusual expense before income taxes	26,648	11,385

Provision (benefit) for income taxes on unusual expense	(9,633)	(4,139)

Net income before unusual items and amortization of debt discount	$29,152	$37,592

Per share data:
Reported net income
Basic	$.42	$1.06
Diluted	.42	1.05

Net income before unusual items and amortization of debt discount
Basic	$1.00	$1.31
Diluted	1.00	1.30

Management has provided the above reconciliation of net income before unusual items and amortization of debt discount as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above. We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued Page 9 of 11                February 3, 2011

CONMED CORPORATION
IMPACT TO STATEMENT OF CASH FLOWS RELATED TO ACCOUNTING
CHANGE APPLIED PROSPECTIVELY
Twelve Months Ended December 31, 2009 and 2010
(In thousands)
(unaudited)

	2009	2010

Reported cash flows from operations	$25,028	$38,243

Sale of accounts receivable to (collections for) purchaser
accounting change and termination of facility	-	29,000

Adjusted cash flows from operations	$25,028	$67,243

Management has provided the above reconciliation of cash flow from operations before the accounting change as an additional measure that investors can use to compare operating cash flows between reporting periods.  Management believes this reconciliation provides a useful presentation of cash flows as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued Page 10 of 11                February 3, 2011

CONMED CORPORATION
Fourth Quarter Sales Summary

	Three Months Ended December 31,

				Constant
				Currency
	2009	2010	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$54.5	$54.1	-0.7%	0.2%
Capital	21.2	19.0	-10.4%	-9.9%
	75.7	73.1	-3.4%	-2.6%

Powered Surgical Instruments
Single-use	20.1	20.0	-0.5%	0.5%
Capital	20.3	16.9	-16.7%	-16.3%
	40.4	36.9	-8.7%	-7.9%

Electrosurgery
Single-use	18.1	18.3	1.1%	1.1%
Capital	7.8	8.1	3.8%	3.8%
	25.9	26.4	1.9%	1.9%

Endoscopic Technologies
Single-use	12.2	12.3	0.8%	0.8%
Endosurgery
Single-use and reposable	18.2	18.0	-1.1%	0.0%
Patient Care
Single-use	18.2	17.4	-4.4%	-4.4%

Total
Single-use and reposable	141.3	140.1	-0.8%	-0.2%
Capital	49.3	44.0	-10.8%	-10.3%
	$190.6	$184.1	-3.4%	-2.8%

CONMED News Release Continued Page 11 of 11                February 3, 2011

CONMED CORPORATION
Year Sales Summary

	Year Ended December 31,

				Constant
				Currency
	2009	2010	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$196.5	$213.2	8.5%	6.6%
Capital	73.3	75.2	2.6%	1.4%
	269.8	288.4	6.9%	5.2%

Powered Surgical Instruments
Single-use	76.3	77.9	2.1%	-0.3%
Capital	67.7	64.4	-4.9%	-6.4%
	144.0	142.3	-1.2%	-3.1%

Electrosurgery
Single-use	70.1	71.6	2.1%	1.3%
Capital	24.9	25.6	2.8%	1.6%
	95.0	97.2	2.3%	1.4%

Endoscopic Technologies
Single-use	48.9	48.5	-0.8%	-2.0%
Endosurgery
Single-use and reposable	66.0	69.0	4.5%	3.9%
Patient Care
Single-use	71.0	68.3	-3.8%	-4.2%

Total
Single-use and reposable	528.8	548.5	3.7%	2.3%
Capital	165.9	165.2	-0.4%	-1.7%
	$694.7	$713.7	2.7%	1.4%